UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 25, 2018

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Main Street, Suite 100

Buda, TX 78610

(Address of principal executive offices) (Zip Code)

702-818-9011

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 25, 2018 Milton Mattox Ed. D, was appointed Vice President of Sales and Marketing of the Company. Dr. Mattox shall oversee the development of the Company’s Sales and Marketing and report directly to the President/CEO.

Dr. Milton Mattox is an experienced, senior technology executive with an extensive background in software engineering, application development, IT infrastructure and offshore Research and Development (R&D) team management. This includes a proven track record of transforming and accelerating technology development and delivery in alignment with the goals of the business worldwide. His professional experience includes an executive vice president position at Lucent Technologies with executive level experience at Intuit, Mitel, SHPS, Narus India, Cigna, and CGI.

Dr. Mattox holds a Doctorate in Organization and Leadership, University of San Francisco an M.B.A from City University of Seattle, a Bachelor of Science, Electronic Engineering Technology, DeVry University and a Global Leadership Certification Program, Thunderbird School of Global Management

There are no transactions involving the newly appointed Vice President of Sales and Marketing that are reportable under Item 404(a) of Regulation S-K for the purposes of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.28	Employment Agreement Dr. Milton Mattox

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Cipherloc Corporation

Date: June 26, 2018	By:	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer) and Director